Exhibit 10.1

SIXTH AMENDMENT

THIS SIXTH AMENDMENT (this “Amendment”) dated as of July 28, 2003 to the Credit Agreement referenced below is by and among Navigant International, Inc., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $150 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of August 6, 1999 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders, U.S. Bank National Association, as Syndication Agent, KeyBank National Association, as Documentation Agent, and Bank of America, N.A., as Administrative Agent;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement that require the consent of the Required Lenders; and

WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments. The Credit Agreement is amended in the following respects:

(a) The Aggregate Revolving Committed Amount is hereby permanently reduced to $125,000,000, as such amount may be reduced from time to time hereafter in accordance with the provisions of the Credit Agreement.

(b) The definitions of “Available Revolving Committed Amount”, “Fourth Amendment Effective Date”, “Increased Availability Option” and “Increased Availability Quarter” in Section 1.1 are deleted in their entirety.

(c) The definitions of “Aggregate Revolving Committed Amount”, “Consolidated Capital Expenditures” and “Consolidated Fixed Charge Coverage Ratio” are amended to read as follows:

“Aggregate Revolving Committed Amount” means the aggregate amount of Revolving Commitments in effect from time to time, being ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), as such amount may be reduced from time to time in accordance with the provisions hereof.

“Consolidated Capital Expenditures” means, for any period for the Consolidated Group, without duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are or should be included in additions to property, plant and equipment or similar items reflected in the consolidated statement of cash flows for such period; provided, that (a) Consolidated Capital Expenditures shall include, for purposes hereof, the acquisition of Property (other than an acquisition subject to Section 8.04(c)) that, in accordance with GAAP, is accounted for by the Consolidated Group as the acquisition of goodwill and (b) Consolidated Capital Expenditures shall not include, for purposes hereof, expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or other otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group within 12 months of receipt of such proceeds.

“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of (a) Consolidated Interest Expense for such period plus (b) Consolidated Rental Expense for such period plus (c) earn-out payments (other than the SATO Earnout Payment) for such period, in each case on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

(d) The following definitions are added to Section 1.1 to read as follows:

“Qualifying Compliance Certificate” means any officer’s certificate delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 7.2(b) after the effective date of the Sixth Amendment to the Credit Agreement, provided that such officer’s certificate demonstrates that as of the last day of the immediately preceding fiscal quarter both (i) the Consolidated Leverage Ratio was not greater than 2.50:1.00 and (ii) the Consolidated Fixed Charge Coverage Ratio was not less than 2.00:1.00.

“SATO Earnout Payment” means the earn-out payment of approximately $3,100,000 paid by the Borrower on or about July 3, 2003 in satisfaction of the Borrower’s obligation to pay contingent merger consideration in connection with the acquisition of Scheduled Airlines Traffic Offices, Inc.

(e) Clause (xiv) of the definition of “Permitted Investments” in Section 1.1 is amended by deleting the phrase “at any time after the Borrower elects the Increased Availability Option,” and replacing such phrase with “at any time after the Borrower delivers the Qualifying Compliance Certificate to the Administrative Agent and the Lenders,”.

(f) The proviso in Section 2.1(a) is amended to read as follows:

provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount and (ii) with regard to each Lender individually, such Lender’s Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed such Lender’s Revolving Committed Amount.

(g) Clauses (ii) and (iii) of Section 2.2(a) are amended to read as follows:

(ii) with regard to the Lenders collectively, the aggregate principal Dollar Amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount and (iii) with regard to each Lender individually, such Lender’s

Revolving Commitment Percentage of Obligations outstanding at any time shall not exceed such Lender’s Revolving Committed Amount.

(h) The second sentence of Section 2.2(a) is amended to read as follows:

Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension.

(i) Clause (k) of Section 2.2 is renumbered as clause (l) thereof and a new clause (k) is added thereto to read as follows:

(k) Cash Collateral. If on the Maturity Date (i) any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn or (ii) any amount remains available to be drawn under any Letter of Credit by reason of the operation of Section 3.14 of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance), then on the Termination Date the Borrower shall pledge and deposit with the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for all LOC Obligations, cash collateral in Dollars in an amount equal to the then outstanding Dollar Amount of all LOC Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). If for any reason (including, without limitation, currency fluctuations) the outstanding Dollar Amount of all LOC Obligations exceeds the amount of cash collateral, then, upon written notice from the Issuing Lender, the Borrower shall immediately deposit additional cash collateral in Dollars in an amount equal to such excess. Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(j) Clause (ii) of Section 2.3(a) is amended to read as follows:

(ii) with regard to the Lenders collectively, the aggregate principal amount of Obligations outstanding at any time shall not exceed the Aggregate Revolving Committed Amount,

(k) Clause (B) of Section 3.3(b) is amended to read as follows:

(A) the aggregate principal amount of Obligations shall exceed the Aggregate Revolving Committed Amount,

(l) Clause (i) of Section 3.4(a) is amended to read as follows:

(i) after giving effect to any voluntary reduction the aggregate amount of Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced,

(m) The reference to “The Aggregate Revolving Committed Amount and the Available Revolving Committed Amount” in each of clauses (i), (ii) and (iii) of Section 3.4(b) is amended to read “The Revolving Commitments”.

(n) Clause (a) of Section 7.9 is amended to read as follows:

(a) Consolidated Leverage Ratio. As of the end of each fiscal quarter set forth below, the Consolidated Leverage Ratio shall not be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Maximum Consolidated Leverage Ratio
June 30, 2003	3.25:1.00
September 30, 2003	3.25:1.00
December 31, 2003	3.15:1.00
March 31, 2004	3.00:1.00
June 30, 2004 and each fiscal quarter ending thereafter	2.50:1.00

(o) The proviso at the end of clauses (b) and (d) of Section 7.9 are deleted in their entirety.

(p) Section 8.4(c)(ii)(A) is amended to read as follows:

(A)(1) At any time prior to the date the Borrower delivers the Qualifying Compliance Certificate to the Administrative Agent and the Lenders, the aggregate consideration (including all types of consideration) for any such acquisition (or series of related acquisitions) shall not exceed $3,000,000 and the forms of consideration shall be limited to the following, individually or in any combination:

(x) capital stock of the Borrower; or

(y) cash consideration provided that the cash consideration shall not exceed the book value of the tangible assets acquired less any liabilities associated with such assets (or, in the case of any acquisition of a Person, the book value of the tangible assets of the acquired Person acquired less any liabilities associated with such assets); or

(z) earn-out payments provided that (a) such earn-out payments shall be funded exclusively from the revenues of the acquired Person (or, in the case of transactions structured as the acquisition of Property of a Person, from the revenues attributable to the Property acquired in such acquisition) that are booked after the consummation of such acquisition and (b) for the two year period following such acquisition, the maximum amount of such earn-out payments shall be limited to no more than the sum of (i) 15% of the revenues of the acquired Person (or, in the case of transactions structured as the acquisition of Property of a Person, from the revenues attributable to the Property acquired in such acquisition) during such period minus (ii) the amount of cash consideration paid in connection with such acquisition pursuant to clause (y) above.

(A)(2) At any time from and after the date the Borrower delivers the Qualifying Compliance Certificate to the Administrative Agent and the Lenders, the total cost (including all types of consideration) of any such acquisition (or series of related transactions) shall not exceed $15 million in any instance;

(q) The phrase “elects the Increased Availability Option” in Section 8.10(a) and (b) is amended to read “delivers the Qualifying Compliance Certificate to the Administrative Agent and the Lenders”.

3. Approval of Amendment to Senior Note Documents. Each of the undersigned Lenders hereby approves the amendment to the Note Purchase Agreements, including, without limitation, the amendment therein to Section 10.5 (Debt to EBITDA), in substantially the form of Exhibit A hereto.

4. Conditions Precedent. This Amendment shall be effective as of the date hereof (except in the case of the amendment to Section 7.9(a), which shall be effective as of the last day of the fiscal quarter ending on or about June 30, 2003) upon satisfaction of the following conditions:

(a) receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Lenders;

(b) receipt by the Administrative Agent of a certified copy of an amendment to the Note Purchase Agreements in substantially the form of Exhibit A hereto which shall be effective (or shall by its terms become effective simultaneous with the effectiveness of this Amendment);

(c) receipt of the Administrative Agent, for the ratable benefit of the Lenders that deliver an executed signature page to this Amendment (the “Approving Lenders”), of an amendment fee equal to fifteen basis points (0.15%) on the Commitments (after giving effect to the reduction in the Aggregate Revolving Committed Amount in this Amendment) of the Approving Lenders; and

(d) receipt by the Administrative Agent of all other fees and expenses due and payable by the Borrower in connection with this Amendment.

5. Reaffirmation of Representations and Warranties. The Borrower affirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof (except those that expressly relate to an earlier period).

6. Reaffirmation of Guaranty. Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Credit Documents.

7. Reaffirmation of Security Interests. The Borrower and each Guarantor (i) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Credit Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

10. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Sixth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:		NAVIGANT INTERNATIONAL, INC., a Delaware corporation

By:
Name:
Title: Senior Vice President

GUARANTORS:		NAVIGANT INTERNATIONAL/NORTH CENTRAL, INC., an Illinois corporation
NAVIGANT INTERNATIONAL/SOUTHWEST, LLC, a Delaware limited liability company
CORNERSTONE ENTERPRISES, INC., a Massachusetts corporation
ENVISION VACATIONS, INC., a Michigan corporation
NAVIGANT INTERNATIONAL/SOUTHEAST, INC., a North Carolina corporation
NAVIGANT INTERNATIONAL/NORTHWEST, INC., a Washington corporation
NAVIGANT INTERNATIONAL/NORTHEAST, INC., a Connecticut corporation
NAVIGANT INTERNATIONAL U.K. HOLDINGS, INC. a Delaware corporation
NAVIGANT CRUISE CENTER, INC., a Delaware corporation
NAVIGANT INTERNATIONAL/ROCKY MOUNTAIN, INC., a Colorado corporation
SCHEDULED AIRLINES TRAFFIC OFFICES, INC., a Delaware corporation

By:
Name:
Title: Vice President

NAVIGANT INTERNATIONAL/SOUTH CENTRAL, LP, a Texas limited partnership

	By:	ATLAS TRAVEL GP, INC., a Texas corporation

By:
Name:
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent and in its individual capacity as a Lender

By:
Name:	Chitt Swamidasan
Title:	Principal

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

KEYBANK, N.A.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

BANK ONE, COLORADO, N.A.

By:
Name:
Title:

UNION BANK OF CALIFORNIA

By:
Name:
Title:

EXHIBIT A

AMENDMENT TO SENIOR NOTE DOCUMENTS